Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268954 and 333-279735 on Form S-3ASR and Nos. 333-239135, 333-254824, 333-263093, 333-270064 and 333-277413 on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of Vaxcyte, Inc. and the effectiveness of Vaxcyte, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
San Francisco, California
February 25, 2025